Exhibit 23.3

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 15, 2013, except as to Note 19, with respect to the consolidated statements of operations, comprehensive income, shareholders’ equity, and cash flows of HomeStreet Inc. and subsidiaries (the Company) for the year ended December 31, 2012, incorporated herein by reference, which report appears in the December 31, 2014 annual report on Form 10-K of the Company.

/s/ KPMG LLP
Seattle, Washington
October 14, 2015